Limited Power of Attorney - Securities Law Compliance


The undersigned, as President of Silver Swan Ltd., hereby constitutes and appoints Philip Fok, Michael Grady, or Victoria Miranda true and lawful attorney-in-fact and agent of Silver Swans Ltd. to complete and execute with respect to Solectron Corporation, such Forms 3, 4 and 5 and other forms, in as such attorney-in-fact shall, in his or her discretion, determine to be required or advisable pursuant to Section 16 of the Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Corporation, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Corporation and such other person or agency as the attorney-in-fact shall deem appropriate. The undersigned hereby ratifies and confirms all that said attorney-in-fact and agent shall do or cause to be done by virtue hereof.


This Limited Power of Attorney is executed at Singapore, as of the date set forth below.



				Signature:	S/ Chester Chien Lin

				Type or Print Name: Chester Chien Lin
						    President, Silver Swan Ltd.

				Dated: 	13 May 2003






Notary:

Signature:	S/ Chia Choon Yang


Type or Print Name:	Chia Choon Yang


Dated: 13 May 2003